Exhibit 99.2

UNITED STATES OF AMERICA

Before The

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: ATL - 2006 - 17
)
R-G Crown Bank	)	Date: October 3, 2006
Casselberry, Florida	)
)
OTS Docket No.: 08159)
)

CONSENT ORDER TO CEASE AND DESIST FOR AFFIRMATIVE RELIEF

WHEREAS, R-G Crown Bank, Casselberry, Florida, OTS Docket No. 08159 (Crown or Bank), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief (Stipulation); and

WHEREAS, Crown, by executing the Stipulation, has consented and agreed to the issuance of this Consent Order to Cease and Desist for Affirmative Relief (C&D Order) by the Office of Thrift Supervision (OTS), pursuant to Section 8(b) of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. § 1818(b)1; and

WHEREAS, the Director of the OTS has delegated to the Regional Directors of the OTS the authority to issue consent orders on behalf of the OTS pursuant to provisions of Section 8 of the FDIA, 12 U.S.C. § 1818.

NOW, THEREFORE, IT IS ORDERED THAT:

[1]	All references to the United States Code (U.S.C.) are as amended.

R-G Crown Bank C&D Order	1

Order to Cease and Desist

1. The Bank and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling or the aiding and abetting of any violation of:

a. the Currency and Foreign Transactions Reporting Act, as amended by the USA Patriot Act and other laws (the Bank Secrecy Act or BSA), 31 U.S.C. §§ 5311 et seq., and the related BSA regulations issued by the U. S. Department of the Treasury, 31 C.F.R. Part 103, and the OTS, 12 C.F.R. § 563.177 (collectively with the aforementioned laws and regulations, the BSA Laws and Regulations);

b. the OTS regulations governing suspicious activity reports (SAR) and other reports and statements set forth in 12 C.F.R. § 563.180 (SAR Regulations); and

c. the National Flood Insurance Act and the Flood Disaster Protection Act, 42 U.S.C. § 4001 et seq. (collectively, the FDPA) and the OTS regulations promulgated thereunder at 12 C.F.R. § 572.

Anti-Money Laundering/Bank Secrecy Act Compliance

2. Within thirty (30) days after the Effective Date of this C&D Order, the Board shall conduct, or retain a knowledgeable and qualified third party with appropriate expertise and experience to conduct, a comprehensive review of the Bank’s written program for compliance with the BSA Laws and Regulations and SAR Regulations (BSA Compliance Program) to (i) determine the adequacy and effectiveness of the BSA Compliance Program in view of the Bank’s business operations, activities, products, business lines, methods of product delivery, geographic markets or types of customers, including significant changes in the foregoing; and (ii) assess Crown’s compliance with the BSA Laws and Regulations, SAR Regulations, guidance set forth in the Federal Financial Institutions Examination Council’s Bank Secrecy Act/Anti-Money Laundering Examination Manual (BSA Examination Manual), and the Bank’s BSA Compliance Program (BSA Review). The review required by this Paragraph 2 shall include, but not

R-G Crown Bank C&D Order	2

be limited to, consideration of the findings and results of the Bank’s April 3, 2006 OTS Examination (2006 Examination), the Bank’s independent BSA test and any internal or external audit or review. At a minimum, the BSA Review shall specifically consider and assess:

a. the adequacy and effectiveness of the Bank’s customer identification policies and procedures (CIP Policy) and know your customer policies and procedures (KYC Policy) for the Bank and for each individual branch, including the adequacy and reliability of all data and information obtained and maintained by the Bank and each branch;

b. the adequacy and effectiveness of the Bank’s identification and monitoring of accounts and transactions that pose greater than normal risks for compliance with the BSA Laws and Regulations and SAR Regulations;

c. the timely and accurate reporting of suspicious activities or transactions with appropriate law enforcement and bank regulatory authorities;

d. the accurate completion and maintenance of appropriate documents, forms, logs and records as required or necessitated by the BSA Laws and Regulations, SAR Regulations and the BSA Examination Manual;

e. the resources and staff assigned responsibility for compliance with the BSA Compliance Program, the BSA Laws and Regulations, and the SAR Regulations to ensure that the management and organizational structure, including the level of resources dedicated to the BSA Compliance Program, are adequate and appropriate for the Bank’s size, complexity and level of risk; and

f. the adequacy and effectiveness of the BSA Training Program, including a determination that Management and staff with BSA and SAR compliance responsibilities and duties are appropriately trained and qualified.

The third party engaged to conduct the BSA Review shall complete its assignment and provide the BSA Review to the Board within forty-five (45) days of the third party’s engagement.

R-G Crown Bank C&D Order	3

3. As soon as practicable, but in no event later than thirty (30) days after its receipt of the BSA Review, the Board shall consider the findings and results of the BSA Review conducted pursuant to Paragraph 2 above and take all actions as are necessary and appropriate to strengthen and ensure that the BSA Compliance Program is adequate, appropriate, and designed to ensure the Bank’s full compliance with the BSA Laws and Regulations, the SAR Regulations, and the guidance set forth in the BSA Examination Manual. At a minimum, the Board shall take the following actions:

a. Within thirty (30) days after the receipt of the BSA Review, the Board shall prepare and adopt a written corrective action plan with specific completion timeframes to amend the Bank’s BSA Compliance Program to implement the modifications and changes required by this C&D Order and address and correct all BSA weaknesses, deficiencies and violations of laws and regulations identified by the BSA Review (BSA Corrective Action Plan). The Board shall require Management to implement the BSA Corrective Action Plan, as adopted by the Board, and provide written monthly updates to the Board detailing the Bank’s compliance with the BSA Corrective Action Plan and the details and status of all corrective actions. The Board shall provide a copy of the BSA Corrective Action Plan to the Regional Director within ten (10) days after adoption. Written quarterly progress reports shall be provided to the Regional Director in accordance with Paragraph 36 below.

b. Within thirty (30) days after the receipt of the BSA Review, the Board shall revise the Bank’s BSA Compliance Program to include (i) specific written methodologies and periodic risk assessments for assigning risk levels to the Bank’s customers, accounts and products, on a ongoing basis consistent with specific Board established risk factors (Risk Assignment Methodology); and (ii) appropriate and ongoing due diligence, oversight, and monitoring procedures and systems, including recordkeeping and documentation requirements, based upon the risk level assigned to the customer, account or product in accordance with the Bank’s Risk Assignment Methodology, including enhanced due diligence levels and oversight, monitoring and documentation requirements for Higher Risk Accounts.2

[2]	The term Higher Risk Accounts includes (i) any customer or entity that may be deemed a high-risk customer pursuant to the BSA Laws and Regulations, the BSA Examination Manual, or the applicable guidance from OTS, other federal financial institution regulators, the Financial Crimes Enforcement Network (FinCEN), and Office of Foreign Assets Control (OFAC) (collectively, Regulatory Guidance); or (ii) any customer or entity that in any way poses a higher risk of engaging in potentially unlawful activity.

R-G Crown Bank C&D Order	4

c. Within thirty (30) days after the receipt of the BSA Review, the Board shall revise the Bank’s BSA Compliance Program to ensure that it incorporates appropriate written procedures, manuals, policies, and formal systems, including daily reviews of large cash transactions,3 to adequately monitor accounts and transactions and timely and effectively identify suspicious activities or transactions, including transactions designed or intended to evade the filing of a Currency Transaction Report (CTR), for appropriate review and action.

d. Within thirty (30) days after the receipt of the BSA Review, the Board shall require Management to (i) ensure that all branch offices and appropriate personnel are fully informed of and comply with the Bank’s policies, procedures, manuals and systems for identifying transactions that may require a SAR filing, including all review processes and reporting guidelines for such transactions, as revised by the Board pursuant to Paragraph 3(c) above; (ii) review all accounts or transactions identified as suspicious, consistent with the written monitoring and review procedures adopted by the Board; (iii) take appropriate corrective action (including, without limitation, the filing of a SAR and increased monitoring and oversight); and (iv) fully document its review of all accounts and transactions, including the results of any investigation of an account or transaction, the determinations made regarding such account or transaction, and the corrective actions taken. Management shall provide the Bank’s Regulatory Compliance and Anti-Money Laundering committee (Compliance Committee) with a written monthly report identifying the activities or transactions identified as suspicious, the results of any review or investigation, and the corrective actions taken by Management.

[3]	The term “large cash transactions” has been defined by the Bank as any one or more transactions by a customer on a single business day that exceeds five thousand dollars ($5,000.00).

R-G Crown Bank C&D Order	5

e. Within thirty (30) days after the receipt of the BSA Review, the Board shall review and, as necessary, amend the Bank’s BSA Compliance Program to ensure that the Bank’s BSA policies and procedures require consideration of the Bank’s independent BSA test results and adequately address all lending areas and the use of brokered deposits. Further, the Board shall ensure that the Bank’s independent BSA test procedures and processes provide for the review and testing of any vendor supplied software, including, but not limited to, the output of the software modules.

f. Within thirty (30) days after the receipt of the BSA Review, the Board shall review the Bank’s CIP Policy and KYC Policy and ensure that the weaknesses, deficiencies and violations discussed in the 2006 Examination have been fully addressed and that the CIP Policy and KYC Policy are adequate and effective to ensure the Bank’s compliance with the BSA Laws and Regulations, including but not limited to 31 C.F.R. § 103.121, and the guidance contained in the BSA Examination Manual. The CIP Policy and KYC Policy shall contain specific account opening procedures and documentation requirements for all accounts to ensure that Management and staff appropriately identify and document all account owners, including beneficial owners, and, in the case of commercial accounts, the nature and purpose of the accountholder’s business.

4. Within thirty (30) days after the Effective Date of this C&D Order, the Board shall require the Compliance Committee identified in Paragraph 3 above to establish and adhere to a regular meeting schedule that is appropriate in view of the Bank’s activities, operations and risk profile. The meeting schedule shall be provided to the full Board and the minutes of each Compliance Committee meeting shall be reviewed and discussed by the full Board at the next regularly scheduled Board meeting following the Compliance Committee meeting.

5. Within 120 days after the Effective Date of this C&D Order, the Board shall require Management to review all outstanding accounts, both commercial and consumer, and ensure that each account has been risk rated in accordance with the Bank’s Risk

R-G Crown Bank C&D Order	6

Assignment Methodology under Paragraph 3(b) above and make a determination whether each account complies with the account opening and documentation requirements of the Bank’s KYC and CIP policies, as revised under Paragraph 3(f) above. Appropriate corrective action will be taken on any account that does not comply with the revised KYC and CIP policies. As part of the corrective actions required by this Paragraph 5, the Board will require Management to ensure that any missing identification numbers (or W-8 forms, if applicable) are promptly obtained and documented in the Bank’s files. Management shall be required to take additional action as is necessary and appropriate for accounts where the identification and documentation requirements of the Bank’s KYC and CIP policies cannot be promptly satisfied.

BSA/SAR Training Program

6. Within sixty (60) days after the Effective Date of this C&D Order, Management shall develop, and the Board shall review and adopt, a comprehensive training program for all appropriate operational and supervisory personnel that is tailored to the Bank’s operations and BSA risks, incorporates the Bank’s BSA compliance policies and procedures, and ensures staff awareness of their responsibility for (i) compliance with the requirements of the BSA Laws and Regulations, the SAR Regulations, and the Bank’s BSA Compliance Program; (ii) the BSA and Anti-Money Laundering (AML) risks inherent to their departments and products; and (iii) any changes to the Bank’s BSA Compliance Program required by this C&D Order, the Bank’s internal or external audit of the BSA Compliance Program, independent BSA testing, future OTS examinations, and amendments or changes to the BSA Laws and Regulations and BSA Examination Manual (BSA Training Program). The BSA Training Program should include requirements for mandatory attendance, frequency of training, specialized training procedures for certain departments of the Bank based upon the particular operations and risk presented by such areas (such as the wire transfer department), and procedures and timing for updating the BSA Training Program and materials based upon violations, deficiencies and weaknesses identified. The BSA Training Program shall include annual BSA training for the Bank’s directorate and require the Bank’s BSA Officer to continue to periodically attend external high-level BSA training sessions. The Bank shall maintain documentation of all BSA training attended by its employees.

R-G Crown Bank C&D Order	7

Annual BSA Compliance Program Review

7. Beginning with the calendar year 2006, the Compliance Committee shall conduct a comprehensive annual review of the Bank’s BSA Compliance Program to determine the adequacy and effectiveness of the BSA Compliance Program in view of the Bank’s business operations, activities, products, business lines, methods of product delivery, geographic markets or types of customers, including significant changes in the foregoing and assess Crown’s compliance with the BSA Laws and Regulations, SAR Regulations, BSA Examination Manual and its BSA Compliance Program (Annual BSA Review). The Compliance Committee may retain a knowledgeable and qualified third party with appropriate expertise and experience to assist it in the conduct of the annual review required by this Paragraph 7. At a minimum, the Compliance Committee shall specifically review and assess:

a. the adequacy and effectiveness of the CIP Policy and KYC Policy for the Bank and for each individual branch, including the adequacy and reliability of all data and information obtained and maintained by the Bank and each branch;

b. the adequacy and effectiveness of the Bank’s identification and monitoring of accounts and transactions that pose greater than normal risks for compliance with the BSA Laws and Regulations and SAR Regulations;

c. the timely and accurate reporting of suspicious activities or transactions with appropriate law enforcement and bank regulatory authorities;

d. the accurate completion and maintenance of appropriate documents, forms, logs and records as required or necessitated by the BSA Laws and Regulations, SAR Regulations and the BSA Examination Manual;

e. the resources and staff assigned responsibility for compliance with the BSA Compliance Program, the BSA Laws and Regulations, and the SAR Regulations to ensure that the management and organizational structure, including the level of resources dedicated to the BSA Compliance Program, are adequate and appropriate for the Bank’s size, complexity and level of risk; and

R-G Crown Bank C&D Order	8

f. the adequacy and effectiveness of the BSA Training Program, including a determination that Management and staff with BSA and SAR compliance responsibilities and duties are appropriately trained and qualified.

8. The Compliance Committee shall complete its Annual BSA Review within 120 days after the end of calendar year 2006 and within ninety (90) days after the end of each calendar year thereafter, beginning with 2007, and shall provide a written report to the full Board (BSA Review Report). The BSA Review Report shall fully detail the Compliance Committee’s findings, including the identification of any deficiencies, weaknesses, noncompliance or violations of applicable laws and regulations, and set forth the Compliance Committee’s recommendations as to the appropriate corrective actions to be taken. The Board shall review the BSA Review Report at its next regularly scheduled meeting, but no later than sixty (60) days after completion of the Annual BSA Review, and adopt and require Management to implement such corrective actions as are necessary and appropriate. Within ten (10) days after the date of the Board meeting at which the BSA Review Report is considered, the Board shall provide the Regional Director with copies of the report and the meeting minutes detailing the full Board’s review of the BSA Review Report.

National Flood Insurance Act/Flood Disaster Protection Act

9. Within thirty (30) days after the Effective Date of this C&D Order, the Board shall review and amend the Bank’s FDPA policies and procedures (FDPA Policy) to implement the changes required by this C&D Order, ensure the Bank fully complies with the FDPA and the OTS regulations at 12 C.F.R. Part 572 (collectively, the FDPA Laws and Regulations), and adequately address all weaknesses and deficiencies discussed in the 2006 Examination. The FDPA Policy shall establish appropriate systems and processes to ensure that flood determinations and notices are accurately and timely completed and made in compliance with the requirements of the FDPA Laws and Regulations, that appropriate flood insurance is obtained and maintained on all properties

R-G Crown Bank C&D Order	9

located in a special flood hazard area and securing a loan from the Bank, and that full and accurate documentation, including the date each flood hazard determination notice was provided to the borrowers, is maintained in the loan files to demonstrate the Bank’s compliance with the FDPA Laws and Regulations.

10. Within sixty (60) days after the Effective Date of this C&D Order, the Board shall require Management to review all loans made or serviced by the Bank that are secured by condominium units to promptly identify loans secured by properties located in special flood hazard areas that do not comply with the FDPA Laws and Regulations. Management shall be required to take appropriate corrective action to implement the directives set forth in the 2006 Examination and ensure that all loans comply with the FDPA Laws and Regulations within ninety (90) days after the Effective Date of this C&D Order. Management shall prepare and provide to the Board a report detailing the results of the Bank’s review (FDPA Condominium Report). The FDPA Condominium Report shall list all loans determined not to comply with the FDPA Laws and Regulations, identify the specific provision(s) of the FDPA Laws and Regulations that were not complied with, and specify the corrective action taken to remedy such non-compliance. A copy of the FDPA Condominium Report and the Board minutes detailing the Board’s review shall be provided to the Regional Director within ten (10) calendar days after the date of the Board meeting at which the FDPA Report is reviewed.

11. Within ninety (90) days after the Effective Date of this C&D Order, the Board shall require Management to review all loans originated by the Bank for its portfolio on or after January 1, 2005, to promptly identify those loans secured by properties located in special flood hazard areas that do not comply with the FDPA Laws and Regulations. The review required by this Paragraph 11 need not include those condominium loans that are reviewed pursuant to the FDPA Condominium Report required by Paragraph 10 above. Management shall be required to take appropriate action to implement the corrective actions discussed in the 2006 Examination and ensure that all loans comply with the FDPA Laws and Regulations within 120 days after the Effective Date of this C&D Order. Management shall prepare and provide to the Board a report detailing the results of the

R-G Crown Bank C&D Order	10

Bank’s review (FDPA Retail Report). The FDPA Retail Report shall list all loans determined not to comply with the FDPA Laws and Regulations, identify the specific provision(s) of the FDPA Laws and Regulations that were not complied with, and specify the corrective action taken to remedy such non-compliance. A copy of the FDPA Retail Report and the Board minutes detailing the Board’s review shall be provided to the Regional Director within ten (10) calendar days after the date of the Board meeting at which the FDPA Retail Report is reviewed.

12. Within sixty (60) days after the Effective Date of this C&D Order, the Board shall adopt, and require Management to implement, a detailed training plan to ensure that Bank personnel receive appropriate training on the requirements of the FDPA Laws and Regulations and the Bank’s FDPA Policy (FDPA Training Plan). The FDPA Training Plan should include requirements for mandatory attendance, frequency of training, and procedures and timeframes for updating the FDPA Training Plan and materials based upon violations, deficiencies and weaknesses identified by the Bank, its internal or external auditors or the OTS. The Bank shall maintain documentation of all FDPA training attended by its employees.

Strategic Business Plan

13. The Board shall complete a comprehensive review of the Bank’s business and operations, including an assessment of available financial and staff resources, and develop a written and achievable long term operating strategy. The results of this review and the written long term operating strategy shall be incorporated into a comprehensive three-year written business plan covering calendar years 2007, 2008 and 2009 (Business Plan). The Business Plan shall be delivered to the Regional Director for review and approval no later than 120 days after the Effective Date of this C&D Order. The Board shall review the Bank’s performance under the OTS-approved Business Plan not less than quarterly and make such amendments as are necessary in consideration of the Bank’s performance under the prior quarter of the Business Plan. The Bank’s Business Plan shall, at a minimum, address the following:

R-G Crown Bank C&D Order	11

a. The Business Plan must contain a thorough discussion of the Bank’s existing and future operations and lines of business for the time period covered by the Business Plan. The Business Plan shall include (i) a specific discussion of the Bank’s current and future operating strategies; (ii) an analysis of the earnings and profitability of all business lines; (iii) an analysis of the related risks of all business lines; (iv) a discussion of the Bank’s resources, infrastructure, personnel, and expertise supporting the Bank’s ability to engage in the identified business lines; and (v) supporting documentation for all relevant assumptions and projections. Reliance by the Bank upon non-traditional and non-recurring income (such as fee income) sources must be discussed, including the profitability, stability, duration and risks presented by such income sources.

b. The Business Plan must address the Bank’s current capital position and future capital needs necessary to implement and carry out the strategies and business operations contained in the Business Plan. The Business Plan will list and discuss the Board’s plans and strategies for improving and/or maintaining capital sufficient to (i) meet the Bank’s capital needs under the Business Plan, (ii) adequately support the risk profile of the Bank, (iii) comply with applicable regulatory capital requirements, and (iv) satisfy the requirements of the Bank’s liquidity policy.

c. The Business Plan must discuss specific Board strategies for improving the Bank’s core earnings and profitability, including how the business activities and operations identified in subparagraph (a) above will affect the Bank’s overall earnings and profitability and the stability and continuity of those business activities and operations.

d. The Business Plan also must include an annual budget, approved and adopted by the Board; quarterly pro forma financial statements (balance sheet and income statement); and the relevant assumptions upon which the Business Plan and financial statements are based.

14. The Board shall make any changes to the Business Plan required by the Regional Director within thirty (30) days after receipt of notification from OTS. Thereafter, the

R-G Crown Bank C&D Order	12

Board shall direct Management to follow and implement the Business Plan as approved by the Board and ensure that the Bank adheres to the Business Plan required by this Agreement. Any new activity, operation or line of business shall require the prior review and approval of the Board. Any material modifications to the Business Plan shall be submitted to the Regional Director forty-five (45) days prior to implementation. Management shall prepare quarterly variance reports on the Bank’s compliance with the Business Plan within thirty (30) days after the close of each calendar quarter. Such variance reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations from the Business Plan and a specific description of the corrective actions or measures that have been implemented, proposed or are under consideration to correct any material deviation. The Board shall review the variance reports on a quarterly basis to monitor the Bank’s compliance with the terms of the Business Plan. The Board’s review shall be fully documented in the Board meeting minutes. A copy of Management’s quarterly variance report and the Board meeting minutes detailing the Board’s review, including the identification of all corrective actions adopted by the Board, shall be submitted to the Regional Director within ten (10) days after the date of the Board meeting at which the Board reviews the quarterly variance reports. A deviation shall be considered material under this Paragraph 14 when:

a. the Bank engages in any activity that is inconsistent with the Business Plan; or

b. the Bank fails to reach, or exceeds, any projected balance sheet level, loan volume level or projected income statement level by 10% or more, unless the activity involves assets risk weighted 50% or less, in which case a variance of more than 25% shall be deemed to be a material deviation.

Asset Quality

15. Effective immediately, Crown shall not originate or commit to originate any new construction, acquisition and development, or land loans (ADCL Loans) until the Bank demonstrates to the satisfaction of the OTS that all weaknesses and deficiencies discussed

R-G Crown Bank C&D Order	13

in the Asset Quality section of the 2006 Examination have been fully addressed and the Asset Quality corrective actions required by the 2006 Examination and this C&D Order have been completed. ADCL Loans do not include non-speculative residential lot loans made by the Bank to individual customers for the purpose of constructing a residence on the lot. The Bank may continue to fund legally binding ADCL loan commitments entered into prior to August 31, 2006. However, the Bank may make custom residential construction/permanent loans as defined in footnote 4 below. Crown may renew or rollover existing ADCL Loans, as well as builder lines of credit, that are documented, in accordance with the monitoring and documentation provisions of Paragraph 16 below, to be performing in compliance with the terms and conditions of the original loan. Further, the Bank may fund additional credit to existing ADCL Loan borrowers, in an aggregate amount not to exceed $15 million, as necessary to protect Crown’s creditor position and/or preserve its collateral. Prior to advancing additional credit on any existing ADCL Loan, the reasons supporting such additional funding must be fully documented in the Bank’s files, in accordance with the monitoring and documentation provisions of Paragraph 16 below, and be accompanied by written prior approval of the documentation and the funding decision by Crown’s Loan Committee. Each such additional funding decision must be affirmed and certified by the Board at its next regularly scheduled Board meeting following the additional funding decision.

16. Within (30) days after the Effective Date of this C&D Order, Management shall provide the OTS a list of each outstanding ADCL-related line of credit commitment or loan of $2 million or more (LOC List). The LOC List shall include, at a minimum, the identity of the borrower, a sufficiently detailed description of the purpose of the loan/line of credit, the amount of the credit commitment, and the amount disbursed to the borrower as of the Effective Date of this C&D Order. Effective immediately, Management shall document that appropriate monitoring of the borrower and the loan has occurred, that the borrower is in compliance with the terms and conditions of the loan, and that the Bank’s files contain written documentation to support these findings in connection with all future disbursements of any LOC List loan. Appropriate monitoring shall include conducting and documenting regular property inspections prior to any disbursement of funds, a

R-G Crown Bank C&D Order	14

determination that sufficient funds are maintained in the account to fully fund the purpose of the loan, and frequent reviews and confirmation of the completion status of the property and the lack of liens on the title. Management shall continue to maintain the LOC List and provide OTS an updated LOC List within fifteen (15) days of the end of each calendar quarter.

17. Within thirty (30) days after the Effective Date of this C&D Order, the Board shall modify its lending policies and procedures by adopting a loan concentration and asset diversification policy that complies with 12 C.F.R. § 560.101 (Diversification Policy). Within ninety (90) days of adoption of the Diversification Policy, the Board shall require Management to modify the Bank’s systems to enable tracking and monitoring of loans for compliance with the investment limits and aging requirements established by the Diversification Policy. The Diversification Policy shall, at a minimum:

a. identify the Bank’s geographic lending area consistent with the Bank’s Business Plan;

b. establish reasonable investment limits for residential loans, including committed amounts, expressed as a percentage of the Bank’s total assets and total risk-based capital, as follows: (i) total residential construction loans, (ii) total custom construction/permanent loans,4 (iii) total speculative construction/permanent loans,5 (iv) total investor construction loans,6 (v) total loans to any one borrower, including all persons and entities with loans that would be required to be combined under the loans to one borrower regulations set forth in 12 C.F.R. § 560.93, (vi) total loans by subdivision or development, and (vii) total loans to each builder, contractor or developer;

[4]	The term “custom” shall refer to construction/permanent loans to a borrower where the completed house will be used as either the primary or secondary residence of the borrower. A secondary residence is one where the borrower’s ability to repay or qualify for the loan secured by the secondary residence is not dependent upon any rental or lease income from the secondary residence.
[5]	The term “speculative” shall refer to construction loans to a builder for the construction of a house that will be sold to a third party purchaser for habitation or investment purposes.
[6]	The term “investor” shall refer to construction/permanent loans to borrowers where the completed house will not be used as the borrower’s primary or secondary residence. A secondary residence is one where the borrower’s ability to repay or qualify for the loan secured by the secondary residence is not dependent upon any rental or lease income from the secondary residence.

R-G Crown Bank C&D Order	15

c. identify appropriate and acceptable terms and conditions, including the establishment of construction progress and completion requirements for builders (Aging Criteria) and classification standards, for loans by type and geographic market; and

d. require Management to prepare monthly reports for the Board regarding the Bank’s compliance with its Diversification Policy, including detailed information on loan relationships or concentrations of credit where the Bank’s total exposure to any one borrower, contractor, builder or project exceeds 5% of the Bank’s unimpaired capital and surplus and aging information, based upon the Aging Criteria in Paragraph 17(c) above, for all construction loans by builder, contractor or developer (including disbursement and completion information on such loans).

18. Within sixty (60) days after the Effective Date of this C&D Order, the Board shall require Management to conduct a thorough review of the Bank’s loan review function (Loan Function Review) and ensure that it is adequately staffed by qualified and experienced personnel or supported by knowledgeable external personnel or third party vendors, as appropriate. Thereafter, the Board shall require Management to review and monitor the Loan Function Review, not less frequently than quarterly, and ensure that it remains adequately staffed and appropriate in the event of changes in the Bank’s lending operations or markets (Quarterly Loan Function Review). The Board shall require Management to prepare such reports as are necessary and appropriate for the Board to evaluate the Quarterly Loan Function Review and ensure that sufficient levels of qualified personnel are maintained to adequately and effectively administer, monitor and evaluate the risk in the Bank’s loan portfolios.

19. Within ninety (90) days after the Effective Date of this C&D Order, the Board shall require Management to identify all residential mortgage loans to foreign nationals and prepare a quarterly written report to the Board detailing the borrower’s country of origin, the loan type, the purpose of the loan and the aggregate loans outstanding by country.

R-G Crown Bank C&D Order	16

20. Within ninety (90) days after the Effective Date of this C&D Order, the Board shall require Management to identify all interest only loans and prepare a quarterly written report to the Board detailing the range of credit scores of the borrowers, the range of loan to value ratios, the total amount outstanding in the aggregate and by loan type (condominium, townhome, single family residence, etc.), the total amount outstanding by documentation type (low documentation, stated income, etc.), the total amount outstanding by loan purpose (investor or custom), the total amount outstanding by geographic location of the security property, the total amount outstanding by maturity, and the total amount outstanding by delinquency status. The Board shall review Management’s report and fully document its discussions, including any required corrective actions, in the Board meeting minutes.

Capital Distributions

21. Effective immediately Crown shall not make any capital distribution7 without the prior written approval of the Regional Director. Crown may, without the prior written approval of the Regional Director, make capital distributions to its immediate holding company, R&G Acquisition Holdings Corporation, Casselberry, Florida, OTS No. H-1750 (AHC), pursuant to the following conditions: (i) the capital distribution must be utilized solely for the purpose of assisting AHC in making required interest payments on its currently outstanding trust preferred stock; (ii) the aggregate amount of the capital distributions paid to AHC in any calendar year, pursuant to this exception, may not exceed $5 million; and (iii) following the payment of any capital distribution, the Bank must remain well capitalized, pursuant to 12 C.F.R. § 565.4.

[7]	The term “capital distribution” shall have the same meaning as defined at 12 C.F.R. § 563.141.

R-G Crown Bank C&D Order	17

Transactions with Affiliates and Insiders

22. Effective immediately Crown shall not engage in any “covered transaction” with any affiliate8 without the prior written approval of the Regional Director. For the purpose of this section, the term “covered transaction,” with respect to an affiliate of the Bank, shall mean:

a. Any loan or extension of credit to the affiliate;

b. Any purchase of or investment in securities issued by the affiliate;

c. Any purchase of assets, including assets subject to an agreement to repurchase, from the affiliate;

d. The acceptance of securities issued by the affiliate as collateral security for a loan or extension of credit to any person or company; or

e. The issuance of a guarantee, acceptance, or letter of credit, including an endorsement or standby letter of credit, on behalf of an affiliate.

23. Effective immediately Crown shall not sell, or enter into any agreement to sell, whole loans to any affiliate. Further, effective immediately, Crown shall limit the amount of loan participations sold to its affiliates to 25 percent of the Bank’s total capital as reported on its Thrift Financial Reports (TFRs). In the event sold participations outstanding as of the date of this C&D Order exceed this 25 percent limitation, the Bank shall not sell additional participations to its affiliates without the prior written approval of the Regional Director until the level of outstanding participations is less than the 25 percent limitation. All sales of loan participations to affiliates must be fair to and in the best interests of Crown and shall, at a minimum, mandate pari passu treatment of all payments. The Board shall require Management to create and submit reports to the Board at the first Board meeting following the end of each calendar quarter evidencing compliance with this Paragraph 23. The Board will provide a copy of Management’s report and the meeting minutes detailing the Board’s review of the report to the Regional Director within ten (10) days after the date of the Board meeting.

[8]	The term “affiliate” shall have the same meaning as defined at 12 C.F.R. § 223.2.

R-G Crown Bank C&D Order	18

24. Effective immediately, Crown shall not make any payment to an affiliate pursuant to a tax-sharing agreement without the prior written approval of the Regional Director.

25. Effective immediately, Crown shall not make any payment to an affiliate via an intercompany account or arrangement, unless such payment is pursuant to a pre-existing contractual agreement for services rendered in the normal course of business.

26. Effective immediately, no executive officer9 of an affiliate, shall become an employee of, or provide consultative services to, Crown without the prior written approval of the Regional Director. Executive officers of R-G Financial, Inc. (RGF) and its affiliates who are currently overseeing services provided by RGF and its affiliates to Crown Bank, in the normal course of business, may continue doing so.

Financial Reporting

27. Effective immediately, the Board shall require Management to ensure that all financial statements and regulatory reports are prepared in accordance with generally accepted accounting principles. Further, the Board shall require Management to submit the Bank’s quarterly TFRs to the Board’s Audit Committee for review and certification prior to filing such reports with the OTS. The Board’s Audit Committee shall review the TFRs for accuracy and execute the required Officers and Directors Certification. The minutes of the Audit Committee meeting(s) at which such quarterly TFR review(s) are conducted shall be provided to the full Board of Directors at the next regularly scheduled Board meeting. The estimated impact of any unrecorded, auditor approved restatement adjustments shall be reported in TFR Schedule NS – Optional Narrative Statement. Prior to the inclusion of final restatement figures in the TFR, Management shall confirm the appropriate treatment of such figures. Financial reports prepared for the Board’s review shall, where applicable, be tied to the Bank’s General Ledger and TFR and any significant variations should be identified and explained.

[9]	The term “executive officer” shall have the same meaning as defined at 12 C.F.R. § 215.2(e)(1).

R-G Crown Bank C&D Order	19

28. Within sixty (60) days after the Effective Date of this C&D Order, the Board shall require Management to conduct a review of the Bank’s financial reporting function and ensure that appropriate resources are available to ensure the accuracy and timeliness of all future TFR filings.

29. Within thirty (30) days after the Effective Date of this C&D Order, the Board shall require Management to implement corrective actions and measures as are necessary and appropriate to fully address the account reconciliation weaknesses and deficiencies in the cash accounts discussed in the 2006 Examination.

Board Oversight

30. Effective immediately, the Board shall require Management to prepare a corrective action plan with specific completion timeframes for implementing the modifications and changes required by this C&D Order and to address and correct all weaknesses, deficiencies and violations of law and regulation discussed in the 2006 Examination. Management shall prepare written monthly reports to the Board detailing the completion status of each action or item that remains uncorrected, including identification of the corrective actions to be taken to remedy such actions or items. The Board shall fully document its review, including any additional corrective actions adopted by the Board, in the Board meeting minutes.

31. Within 120 days after the Effective Date of this C&D Order, the Board shall conduct a review of the Bank’s existing personnel and overall organizational and reporting structure to identify current and future staffing needs that must be met and organizational and reporting changes that must be made to strengthen and improve the Bank’s safe and sound operation and compliance with applicable laws and regulations. The Board’s review shall include consideration of the corrective actions required by the 2006 Examination and this C&D Order, the Business Plan adopted by the Board pursuant to Paragraph 13 above, and the experience, qualifications and training of existing staff.

R-G Crown Bank C&D Order	20

32. Within 120 days after the Effective Date of this C&D Order, the Board shall prepare, adopt and implement a written staffing plan that details the results of the Board’s review under Paragraph 31 above, including identification of all staffing and organizational weaknesses, specific corrective actions adopted by the Board to address the staffing and organizational weaknesses, and establishment of timeframes for the completion of Board adopted corrective action (Staffing Plan). The Staffing Plan shall include a training plan to ensure that employees receive the necessary training based upon their respective positions and responsibilities (Training Plan). The Training Plan shall require mandatory attendance, specify the frequency of training, and include procedures and timeframes for updating training programs and materials and the method for delivering training. The Bank shall maintain adequate documentation and records of all training attended by each employee. The Board shall take all steps necessary to ensure that the Staffing Plan and Training Plan required by this Paragraph 32 are implemented and, thereafter, fully adhered to by Management and staff of the Bank.

33. Effective immediately, the Board shall conduct an annual review of the Bank’s internal audit function (IAF), beginning with calendar year 2006, to ensure that the IAF is adequate and effective based upon the Bank’s activities, operations, business lines, size and complexity. The Board shall ensure that appropriate resources are committed to the IAF to ensure that it remains adequate and effective in the event of changes to the Bank’s activities, operations, business lines, size and complexity. The Board’s review shall be completed within sixty (60) days after the end of each calendar year.

34. Effective immediately, the Board shall ensure that Management increases the level of review and documentation of OTS interest rate risk report trends and prepares quarterly written reports for the Board detailing Management’s review. The Board’s Asset Liability Committee shall review Management’s reports and, as appropriate, obtain additional information where volatility in interest rate risk measures is not supported by applicable balance sheet changes, require additional explanation of any material differences between the OTS model and the Darling model, and require additional explanation of any non-compliance with board-established NPV limits, including Management’s methods for achieving and maintaining compliance with these limits.

R-G Crown Bank C&D Order	21

Board Compliance Committee

35. Within thirty (30) days of the Effective Date of this C&D Order, the Board shall appoint a committee comprising three (3) or more Directors, the majority of whom shall be independent of Management, to monitor and coordinate the Bank’s compliance with the provisions of this C&D Order and the completion of all corrective action required in the 2006 Examination (the Regulatory Compliance Committee).

36. Within thirty (30) days after the end of each calendar quarter, the Regulatory Compliance Committee shall submit a written progress report to the Board detailing the actions taken or required to be taken to comply with each provision of this C&D Order and the actions required by the 2006 Examination, as well as the results and status of those actions.

37. Within forty-five (45) days after the end of each calendar quarter, the Board shall submit to the Regional Director: (i) a copy of the Regulatory Compliance Committee’s quarterly progress report required by Paragraph 36 above, with any additional comments made by the Board; and (ii) a written certification that each Director has reviewed the report.

Compliance with Order

38. All policies, procedures, corrective actions, plans, programs, reviews and systems required by this C&D Order (collectively, Policies and Procedures) shall conform to all applicable statutes, regulations, OTS policy and guidance. The Board shall submit copies of all Policies and Procedures required by this C&D Order to the Regional Director within the timeframes specified or, in the event a timeframe is not specified, within thirty (30) days after adoption by the Board. The Board shall revise such Policies and

R-G Crown Bank C&D Order	22

Procedures as required by the Regional Director within thirty (30) days of receipt of written direction from the Regional Director. The Policies and Procedures, as modified consistent with the written direction of the Regional Director, shall be incorporated into this C&D Order and any deviation from such Policies and Procedures shall be a violation of this C&D Order.

Definitions

39. All technical words or terms used in this C&D Order for which meanings are not specified or otherwise provided by the provisions of this C&D Order shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, the HOLA, the FDIA, OTS Memoranda or other published OTS guidance. Any such technical words or terms used in this C&D Order and undefined in said Code of Federal Regulations, the HOLA, the FDIA, OTS Memoranda, or other published regulatory guidance shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.

Successor Statutes, Regulations, Guidance, Amendments

40. Reference in this C&D Order to provisions of statutes, regulations, OTS Memoranda, and other published regulatory guidance shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date and references to successor provisions as they become applicable.

No Violations Authorized; OTS Not Restricted

41. Nothing in this C&D Order or the Stipulation shall be construed as: (a) allowing the Bank to violate any law, rule, regulation, or policy statement to which it is subject, or (b) restricting or estopping the OTS from taking any action(s) that it believes are appropriate in fulfilling the responsibilities placed upon it by law including, without limitation, any type of supervisory, enforcement or other action that the OTS determines to be appropriate, arising out of matters described in the most recent Report of Examination, or based on other matters.

R-G Crown Bank C&D Order	23

Time Limits; Effect of Headings; Separability Clause; Stipulation Incorporated

42. Time limitations for compliance with the terms of this C&D Order run from the Effective Date, unless otherwise noted.

43. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

44. In case any provision in this C&D Order is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his/her sole discretion determines otherwise.

45. The Stipulation is made a part hereof and is incorporated herein by this reference.

[This Space Intentionally Left Blank]

R-G Crown Bank C&D Order	24

Effective Date; Duration

46. This C&D Order is and shall become effective on the date it is issued, i.e., the Effective Date as shown on the first page hereof. This C&D Order (including the related Stipulation) shall remain in effect until terminated, modified or suspended, in writing by the OTS, acting through its Director, Regional Director or other authorized representative.

OFFICE OF THRIFT SUPERVISION

By:	/s/ John E. Ryan
John E. Ryan
Regional Director

R-G Crown Bank C&D Order	25